UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒                                                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Trans World Entertainment Corporation

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

On June 12, 2019, Trans World Entertainment Corporation’s (the “Company”) filed and mailed a definitive proxy statement on Schedule 14A (as supplemented, the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 27, 2019, at 10:00 a.m., EDT, at Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. The Proxy Statement included the nomination of Mr. Jeff Hastings for election to the Board at the Annual Meeting. The Company has been informed by Mr. Hastings that, if elected, he will not be able to begin his term as a director of the Company until September 2019. The Board continues to approve and recommend the six (6) director nominees, including Mr. Hastings, set forth in the Proxy Statement.

Your vote is very important. Whether or not you attend the Annual Meeting in person, and regardless of the number of shares of the Company that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, your Board urges you to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing and returning the proxy card.

NOTE REGARDING PROXY MATERIALS

If shareholders have any questions, require assistance with voting, or need additional copies of the proxy materials, please contact the Company at 518-452-1242.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 27, 2019: The Notice, the Proxy Statement, all Proxy Statement Supplements and Annual Report are available at www.envisionreports.com/TWEC.